                                                                   EXHIBIT 10.10

                                  LEASE BETWEEN
                          ASPECT MEDICAL SYSTEMS, INC.
                                       AND
                        NATICK EXECUTIVE PARK TRUST NO. 2
                                       FOR
                        BUILDING 2, NATICK EXECUTIVE PARK
                              NATICK, MASSACHUSETTS


                                      INDEX

                                                                       Page No.

REFERENCE DATA..............................................................   1
         1.1      SUBJECTS REFERRED TO:.....................................   1
         1.2      EXHIBITS..................................................   2

ARTICLE II - PREMISES AND TERM..............................................   3
         2.1      PREMISES..................................................   3
         2.2      TERM......................................................   3

ARTICLE III - CONSTRUCTION..................................................   4
         3.1      INITIAL CONSTRUCTION......................................   4
         3.2      TENANT'S RECOVERY OF COSTS OF TENANT MODIFICATIONS........   5
         3.3      GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.............   5
         3.4      REPRESENTATIVES...........................................   5

ARTICLE IV - RENT...........................................................   6
         4.1      RENT......................................................   6
         4.2      OPERATING COST ESCALATION.................................   6
         4.3      PAYMENTS.................................................   10

ARTICLE V - LANDLORD'S COVENANTS...........................................   10
         5.1      LANDLORD'S COVENANTS DURING THE TERM.....................   10
         5.2      INTERRUPTIONS............................................   11

ARTICLE VI - TENANT'S COVENANTS............................................   12
         6.1      TENANT'S COVENANTS DURING THE TERM.......................   12

ARTICLE VII - CASUALTY AND TAKING..........................................   18
         7.1      CASUALTY AND TAKING......................................   18
         7.2      RESERVATION OF AWARD.....................................   19

ARTICLE VIII - RIGHTS OF MORTGAGEE.........................................   19
         8.1      PRIORITY OF LEASE........................................   19
         8.2      LIMITATION ON MORTGAGEE'S LIABILITY......................   20

         8.3      NO PREPAYMENT OR MODIFICATION, ETC........................  20
         8.4      NO RELEASE OR TERMINATION.................................  20
         8.5      CONTINUING OFFER..........................................  21
         8.6      SUBMITTAL OF FINANCIAL STATEMENT..........................  21

ARTICLE IX - DEFAULT........................................................  21
         9.1      EVENTS OF DEFAULT.........................................  21
         9.2      TENANT'S OBLIGATIONS AFTER TERMINATION....................  22

ARTICLE X - MISCELLANEOUS...................................................  23
         10.1     TITLES....................................................  23
         10.2     NOTICE OF LEASE...........................................  23
         10.3     RELOCATION................................................  23
         10.4     NOTICES FROM ONE PARTY TO THE OTHER.......................  23
         10.5     BIND AND INURE............................................  24
         10.6     NO SURRENDER..............................................  24
         10.7     NO WAIVER, ETC............................................  24
         10.8     NO ACCORD AND SATISFACTION................................  24
         10.9     CUMULATIVE REMEDIES.......................................  25
         10.10    PARTIAL INVALIDITY........................................  25
         10.11    LANDLORD'S RIGHT TO CURE..................................  25
         10.12    ESTOPPEL CERTIFICATE......................................  26
         10.13    WAIVER OF SUBROGATION.....................................  26
         10.14    BROKERAGE.................................................  26

ARTICLE XI - SECURITY DEPOSIT...............................................  27

                   DATE OF LEASE EXECUTION:           , 1994

                                 REFERENCE DATA

1.1      SUBJECTS REFERRED TO:

         Each reference in this Lease to any of the following subjects shall incorporate the data stated for that subject in this Section 1.1.

LANDLORD:                  Natick Executive Park Trust No. 2

MANAGING AGENT:                     The Gutierrez Company

LANDLORD'S AND MANAGING
  AGENT'S ADDRESS:                 Burlington Office Park
                                   One Wall Street
                                   Burlington, Massachusetts 01803

LANDLORD'S REPRESENTATIVE:                           John A. Cataldo

TENANT:           Aspect Medical Systems., Inc.

TENANT'S ADDRESS
  (FOR NOTICE & BILLING):           Two Vision Drive
                                    Natick, Massachusetts 01760

TENANT'S REPRESENTATIVE:                             Patrick J. Connoy

BUILDING:                  Two Natick Executive Park

RENTABLE FLOOR AREA
  OF TENANT'S SPACE:                                 21,488      SQUARE FEET

TOTAL RENTABLE FLOOR
  AREA OF THE BUILDING:                              83,300      SQUARE FEET

TENANT'S DESIGN COMPLETION DATE:                                       N/A

SCHEDULED TERM COMMENCEMENT DATE:                             November 1, 1994


OUTSIDE DELIVERY DATE:                                                 N/A

TERM EXPIRATION DATE:                       October 31, 1997

APPROXIMATE TERM:                           Three Years

FIXED RENT:          $335,212.80/YEAR      MONTHLY FIXED RENT:    $27.934.40


ANNUAL ESTIMATED OPERATING COSTS:           Actual 1995 Operating Costs

                                            Calculated per Paragraph 4.2

ESTIMATED COST OF ELECTRICAL SERVICE TO TENANT'S SPACE
  (included in Fixed Rent):         $16,116; $0.75/SF

FIRST FISCAL YEAR FOR TENANT'S PAYING OPERATING COSTS
  ESCALATION - YEAR ENDING                                    December 31, 1996

SECURITY DEPOSIT:       $       N/A         GUARANTOR:        N/A


TENANT IMPROVEMENT REIMBURSEMENT TO LANDLORD:                 N/A

PERMITTED USES:      Office, Research & Development, final assembly and testing of medical instruments, and uses accessory thereto.

PUBLIC LIABILITY INSURANCE:        BODILY INJURY AND PROPERTY DAMAGE
EACH OCCURRENCE:                   $1,000,000
AGGREGATE:                         $2,000,000


SPECIAL PROVISIONS:           3.1 & 3.2       Tenant Construction
                              4.1.1           Partial Abatement for Tenant Work
                              5.1.9           Remedy
                              Exhibit H -     Extension Option
                              Exhibit I  -    Expansion - Right of First Offer

1.2      EXHIBITS

         The Exhibits listed below in this Section are incorporated in this Lease by reference and are to be construed as part of this Lease:

         EXHIBIT A         Plan Showing Tenant's Space
         EXHIBIT B         Riders (if applicable)
         EXHIBIT C         Specifications of Leasehold Improvements and Tenant
                           Layout (if applicable)
         EXHIBIT D         Landlord's Services
         EXHIBIT E         Rules and Regulations
         EXHIBIT F         Guaranty (not applicable)
         EXHIBIT G         Estoppel Certificate
         EXHIBIT H         Tenant Extension Option
         EXHIBIT I         Right of First Offer on Adjacent Second Floor Space

                                   ARTICLE II
                                PREMISES AND TERM

2.1      PREMISES

         Subject to and with the benefit of the provisions of this Lease and any ground lease or land disposition agreement relating to the parcel on which the Building is located (the "Lot"), Landlord hereby leases to Tenant and Tenant leases from Landlord, Tenant's Space in the Building, excluding exterior faces of exterior walls, the common facilities area and building service fixtures and equipment serving exclusively or in common other parts of the Building. Tenant's Space, with such exclusions, is hereinafter referred to as "the Premises."

         Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common facilities included in the Building or on the Lot, including the parking facility, if any, to the extent from time to time designated by Landlord; (b) the building service fixtures and equipment serving the Premises; and (c) Tenant shall have the right to use 75 parking spaces on an unreserved basis, and (d) the non-exclusive right to use showers and changing rooms on the first and second floors of the Building.

         Landlord reserves the right from time to time, without unreasonable interference with Tenant's use, with reasonable prior notice to Tenant, which may be by phone, except in an emergency, in which event no notice shall be required: (a) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building or either, building service fixtures and equipment wherever located in the Building, and (b) to alter or relocate any other common facility provided that substitutions are substantially equivalent or better.

         2.1.1    EXPANSION OPTION

                  See Exhibit I.

2.2      TERM

         To have and to hold for a period (the "Term") commencing when the Premises are deemed ready for occupancy as provided in Section 3.2, or, if no work is to be performed by Landlord pursuant to Article III, on the Scheduled Term Commencement Date (whichever of said dates is appropriate being hereafter referred to as the "Commencement Date") and continuing until the Expiration Date, unless sooner terminated as provided in Section 3.2 or 7.1 or in Article IX.

         2.2.1    EXTENSION OPTION

                  See Exhibit H.

                                   ARTICLE III
                                  CONSTRUCTION

3.1      INITIAL CONSTRUCTION

         Attached hereto are plans showing proposed modifications to Premises. Within 20 days of execution of the Lease, Landlord will prepare construction drawings and specifications for such modifications containing such details as dimensions, partition plans, dimensioned electrical and telephone outlet plans, modified reflected ceiling plans, room finish schedule, including wall, carpet, floor tile, and VCT colors, and other necessary construction details and specifications for the completion of such work, all in a manner reasonably acceptable to Tenant. Space planning, construction drawings, and specifications shall be provided by Landlord to Tenant a no cost to Tenant.

         All construction of modifications to Tenant's Premises will be accomplished by Tenant's contractor, which contractor shall furnish to Landlord evidence of insurance as follows: General Liability and Property Damage - $2,000,000 Aggregate, $2,000,000 per Occurrence; Workmens Compensation, and an Owners and Contractors Protective Liability Policy in the amount of $1,000,000 naming the owner and The Gutierrez Company as insureds. In addition, in Tenant's construction contract, Tenant shall insure that the contract holds Landlord and The Gutierrez Company harmless, and that Landlord and The Gutierrez Company are additional named insureds on all of Tenant's insurance policies. It shall be Tenant's contractor's responsibility to obtain the building permit for said modifications to Premises. It shall be Tenant's responsibility to insure that all Tenant's general contractors subcontractors and materialmen are paid in full, and if a lien is placed upon the Building by any such contractor, subcontractor, materialmen, or other, to promptly remove such lien or provide a bond reasonably satisfactory to Landlord and Landlord's mortgagee to insure that such lien will be paid in full while contesting such lien.

         Landlord shall permit Tenant and Tenant's contractor access for construction of modifications to Tenant's premises promptly after execution hereof.

         All changes and additions shall be part of the Building, except such items as by writing at the time of approval the parties agree either shall be removed by Tenant on termination of this Lease, or shall be removed or left at Tenant's election.

3.2      TENANT'S RECOVERY OF COSTS OF TENANT MODIFICATIONS

         Landlord has agreed as set forth in Paragraph 4.1.1 to abate a portion of Tenant's Fixed Rent in order to allow Tenant to recover its expenditures for modifications to the Premises up to a total of no more than $100,000.00. Therefore, prior to commencing construction of the work on the Premises, the costs of such proposed work shall be submitted to Landlord for its reasonable approval, Landlord reserves this approval right in order to insure that the unit prices of such costs are within market standards. Upon completion of such Tenant construction work, Tenant will supply Landlord with paid invoices and mechanics lien waivers from all contractors, subcontractors and materialmen indicating the total cost paid for such work as well as evidence that it has been paid in full. Upon receipt of such paid invoices and lien waivers, Landlord shall, commencing with the next full months rent, partially abate Tenant's Fixed Rent at the rate of $21,488.00 per month until such time as such credited Fixed Rental abatement equals the amount of said approved and documented Tenant expenditures for modifications to its Premises, said amount not to exceed $100,000.00. During such partial abatement period, Tenant shall pay a partially abated Fixed Rent payment of $6,446.40/month.

3.3      GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION

         All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Either party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects, which shall be promptly corrected.

3.4      REPRESENTATIVES

         Each party authorizes the other to rely in connection with their respective rights and obligations under this Article III upon approval and other actions on the party's behalf by Landlord's Representative in the case of Landlord or Tenant's Representative in the case of Tenant or by any person designated in substitution or addition by notice to the party relying.

                                   ARTICLE IV
                                      RENT

4.1      RENT

         Except as set forth in Paragraph 4.1.1 hereof, or as otherwise specifically set forth herein, Tenant agrees to pay, without any offset or reduction whatever, fixed rent equal to 1/12th of the Fixed Rent in equal installments in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at the rate payable for such portion in advance.

         4.1.1    PARTIAL RENT ABATEMENT

                  Provided that this Lease is not in default after the giving of any required notice and the expiration of any applicable grace period, commencing the month following receipt by Landlord of Tenant's paid invoices and lien waivers for Tenant's modification work to the Premises, Landlord shall commence partial abatement of Tenant's fixed rent at a rate of $21,488.00 per month until such time as the amount determined in accordance with Paragraph 3.2 hereof, not to exceed $100,000.00, shall have been credited against Tenant's Fixed Rent in the form of such abated rent in full amount of such agreed, paid, and documented costs.

4.2      OPERATING COST ESCALATION

         With respect to the First Fiscal Year for Tenant's Paying Operating Cost Escalation, or fraction thereof, and any Fiscal Year or fraction thereafter, Tenant shall pay to Landlord, as additional rent, Operating Cost Escalation (as defined below), if any, on or before the thirtieth day following receipt by Tenant of Landlord's Statement (as defined below). As soon as practicable after the end of each Fiscal Year ending during the Term and after Lease termination, and in either case, no later than 180 days thereafter, Landlord shall render a statement ("Landlord's Statement") in reasonable detail and according to usual accounting practices certified by Landlord and showing for the preceding Fiscal Year or fraction thereof, as the case may be, Landlord's Operating Costs. Upon request, Landlord will provide access to Tenant, at reasonable times, to Landlord's books and records relating to the preparation of Landlord's statement, and Tenant may inspect and copy such records as are necessary to verify the accuracy of the Landlord's annual statement. In the event of a dispute, Tenant shall have the right to conduct or have conducted an audit according to generally accepted accounting principles consistently applied, with which Landlord shall cooperate in good faith. In the event of an error of five percent or more, Landlord shall bear all costs of such inspection and audit.

         For the purpose of this Paragraph 4.2, Landlord's Operating Costs shall exclude the interest and amortization on mortgages for the Building and Lot or leasehold interests therein and the cost of special services rendered to tenants (including Tenant) for which a special charge is made, leasing commissions or tenant inducements associated with leasing activities, costs or improvements to any tenant's leased premises or otherwise exclusively for the benefit of an individual tenant; late charges or other payments on loans, ground rent, or payments on equity obligations; costs of repairing, replacing or otherwise correcting defects in the design or construction of the Building or improvements, or design or construction defects in any leasehold improvements in rentable areas of the Building; leasing commissions, attorney's fees, costs and disbursements and other expenses, any of which are incurred in connection with negotiation or disputes with tenant's or prospective tenant's; except as specifically set forth below, depreciation and amortization of the Building or equipment; expenses in connection with services of a type which Tenant does not receive under this Lease, but which are provided to another tenant; fines, penalties or indemnification obligations incurred due to violations by Landlord or parties for whom Landlord is responsible of any governmental rule or authority, or any agreement made in connection therewith with the governmental entity, and any costs of remedying such violations or defending the prosecution thereof; all amounts paid to principals, subsidiaries, affiliates or other parties related to Landlord for services for the Building and Lot in excess of the amount payable for comparable services provided by a party who is not a principal, subsidiary, affiliate or otherwise related party; costs and expenses to the extent related to the ownership (as distinguished from the operation or maintenance) of the Building and the Lot; any particular items and services for which Tenant otherwise reimburses Landlord by direct payment over and above or included within Fixed Rent or Operating Costs Escalation; advertising, marketing, promotional and like expenditures; costs of refinancing the Building and/or Lot; interest or penalties resulting from delinquent payments by Landlord, repairs or other work occasioned by fire or other casualty covered by insurance or to the extent recovered from condemnation proceeds; costs incurred by Landlord which are considered capital improvements, replacements or expenses under generally accepted accounting principals, including contributions to replacement or contingency reserves created by Landlord except as specifically set forth below; any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; costs for the purchase of sculpture, paintings or other objects of art and royalties payable in connection therewith; and the cost of any curative action required, or any repair, replacement or alteration made, by Landlord or on behalf of Landlord to remedy a condition or damage caused by or resulting from the negligence or willful misconduct of Landlord or parties for whom Landlord is responsible and the costs of complying with insurance requirements to the extent caused by a condition existing as of the Term Commencement Date;

         For this purpose of this Paragraph 4.2, Landlord's Operating Costs shall include, without limitation: real estate taxes on the Building and Lot; installments and interest on assessments for public betterments or public improvements (other than those if any, relating to a traffic signal and related accessory improvements and turnaround on Route 9 adjacent to the Lot); expenses of any proceedings for abatement of taxes and assessments with respect to any Fiscal Year or fraction of a Fiscal Year to the extent such Fiscal Year is included in the Term and provided an abatement is awarded and credited against Operating Costs for such Fiscal Year; premiums for insurance; compensation and all fringe benefits, workmen's compensation, insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building and Lot, but only to the extent such persons are involved directly in the operation, maintenance and cleaning of the Building and Lot, or in the supervision of such direct personnel, such supervisory personnel not to exceed two full-time office personnel and supporting secretary; steam, water, sewer, electric, gas, telephone, and other utility charges not billed directly to tenants by Landlord or the utility, but not including the cost to Landlord of electricity furnished for lighting, electrical facilities, equipment, machinery, fixtures and appliances used by Tenant in Tenant's Space (other than Building heating, ventilating and air conditioning equipment) as set forth in Paragraph VII of Exhibit D; costs of building and cleaning supplies and equipment (including rental); cost of maintenance, cleaning and repairs; cost of snow plowing or removal, or both, and care of landscaping; payments to independent contractors under service contracts for cleaning, operating, managing, maintaining and repairing the Building and Lot (which payments may be to affiliates of Landlord provided the same are at reasonable rates consistent with the type of occupancy and the services rendered); imputed cost equal to the loss of rent by Landlord for making available to the managing agent space for a Building office on the ground floor or above not to exceed 800 square feet; if the building is located in an office park, the Building's pro rata share (as reasonably determined by Landlord) of the cost of operating, maintaining and repairing the common areas and facilities within such park (such as, but not limited to, snow plowing, landscaping, common area and street lighting, security and management); and all other reasonable and necessary expenses paid in connection with the operation, cleaning, maintenance, and repair of the Building and Lot, or either, and properly chargeable against income, it being agreed that if Landlord installs a new or replacement capital item for the purpose of reducing Landlord's Operating Costs, the costs thereof as reasonably amortized by Landlord over the item's useful life, with market rate interest on the unamortized amount, shall be included in Landlord's Operating Costs, provided however, that such amount, if any, shall not exceed the amount of costs reasonably determined by Landlord to have been saved in such year. If the building is not fully occupied, Landlord's Statement shall also show the average number of square feet of the Building which were occupied for the preceding Fiscal Year or fraction thereof.

         If the management fee is reduced by reason of a tenant's default in the payment of fixed or additional rent, Landlord shall reduce the Annual Estimated Operating Costs by the amount of such reduction in the management fee. In case of services which are not rendered to all areas on a comparable basis, the proportion allocable to the Premises shall be the same proportion which the Rentable Floor Area of Tenant's Space bears to the total rentable floor area to which such service is so rendered (such latter area to be determined in the same manner as the Total Rentable Floor Area of the Building).

         "Operating Cost Escalation" shall be equal to the difference, if any, between:

         (a) the product of Landlord's Operating Costs per rentable square foot as indicated in Landlord's Statement times the Rentable Floor Area of Tenant's Space; and

         (b) the product of the Annual Estimated Operating Costs per rentable square foot times the Rentable Floor Area of Tenant's Space.

         If, with respect to any Fiscal Year or fraction thereof during the Term, Tenant is obligated to pay Operating Cost Escalation, then Tenant shall pay, as additional rent, on the first day of each month of each ensuing Fiscal Year thereafter which is at least twenty (20) days after notice from Landlord to Tenant, accompanied by Landlord's statement, until Landlord's Statement for an ensuing Fiscal Year reflects that Tenant is not obligated to pay Operating Cost Escalation, Estimated Monthly Escalation Payments equal to 1/12th of the annualized Operating Cost Escalation for the immediately preceding Fiscal Year, Estimated Monthly Escalation Payments for each ensuing Fiscal Year shall be made retroactively from the first day of such Fiscal Year and on account of the payment to be made pursuant to the first sentence of this Section 4.2 for such Fiscal Year, with an appropriate additional payment or credit to be made at the time such payment is due.

         The term "real estate taxes" as used above shall mean all taxes of every kind and nature assessed by any governmental authority on the Lot, the Building and improvements, or both, which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot, the Building and improvements, or both, subject to the following: There shall be excluded for such taxes all income taxes, excess profits taxes, excise taxes, franchise taxes, estate, succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot, Building and improvements, or both, a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes."

         Upon not less than thirty (30) days prior written notice to Tenant, Landlord shall have the right from time to time to change the periods of accounting under this Section 4.2 to any annual period other than the Fiscal Year and upon any such change all items referred to in this Section shall be appropriately apportioned. In all Landlord's Statements, rendered under this Section, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord's Statement shall be included therein on the basis of Landlord's reasonable estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord's Statement, and appropriate adjustment shall be made according thereto. All Landlord's Statements shall be prepared on an accrual basis of accounting.

         Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a Fiscal Year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord's best reasonable estimate of the items otherwise includable in Landlord's Statement and shall be made on or before the later of (a) 10 days after Landlord delivers such estimate to Tenant, or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's Statement, which notwithstanding termination of the Lease, Landlord shall promptly deliver to Tenant after the end of the Fiscal Year.

4.3      PAYMENTS

         All payments of fixed and additional rent shall be made to Managing Agent, or to such other person as Landlord may from time to time designate such other person to be designated by written notice to Tenant. If any installment of rent, fixed or additional, or on account of leasehold improvements is paid more than 15 days after the due date thereof, at Landlord's election, it shall bear interest at the rate of the prime rate of a major Boston, Massachusetts bank selected by Landlord, plus 3% per annum from such due date, which interest shall be immediately due and payable as further additional rent.

                                    ARTICLE V
                              LANDLORD' S COVENANTS

5.1      LANDLORD'S COVENANTS DURING THE TERM

         Landlord covenants during the Term:

         5.1.1 Building Services - To furnish in a first class manner, through Landlord's employees or independent contractors, the services listed in Exhibit D;

         5.1.2 Additional Building Services - To furnish, through Landlord's employees or independent contractors, reasonable additional Building operation services in a first class manner, upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord to be paid by Tenant;

         5.1.3 Repairs - Except as otherwise provided in Article VII, to make such repairs to the roof, exterior walls, floor slabs and common facilities of the Building as may be necessary to keep them in serviceable condition and in a condition consistent with a first class office building;

         5.1.4 Quiet Enjoyment - That Landlord has the right to make this Lease and that Tenant, on paying the rent and performing its obligations hereunder, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to all the terms and provisions hereof;

         5.1.5 Tenant Sign - To list Tenant's name and location in tenant directory in the Building lobby;

         5.1.6 Exterior - To maintain parking lot, landscaping and other exterior areas in a first class manner and keep paved areas reasonably free of snow and ice;

         5.1.7 Access - To provide twenty-four hour, seven days a week, fifty-two weeks a year access via note pad or key punch access system;

         5.1.8 ADA - To warrant, to the best of Landlord's knowledge, that the Building is in compliance with handicapped access codes, including ADA and that to the best of Landlord's knowledge neither Building nor Lot contains materials hazardous to Tenant's occupancy or employees, including without limitation, asbestos and PCB and hazardous substances.

5.2      INTERRUPTIONS

         Except as provided herein, Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or Lot. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided herein and in Article VII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes, actual or constructive, total or partial, eviction from the Premises.

         Landlord shall use reasonable diligence to make or cause to be made such repairs as may be required to machinery or equipment within the Building or on the Lot to provide restoration of services and when a cessation or interruption of service has occurred due to circumstances or conditions beyond the boundaries of the Lot or beyond Landlord's direct control, to cause the same to be restored to the extent such restoration is within Landlord's control, and otherwise, by diligent application or request to the provider thereof. Landlord also agrees to use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof and agrees, where reasonable, not to perform such work during normal business hours. In the event Landlord fails to provide or cause to be provided any one or more of the Building Services, and such failure causes the premises or a portion thereof, to be rendered untenantable for the purpose of conducting Tenant's business operations, and such conditions shall continue, in the case of circumstances or conditions within Landlord's direct control, for any four (4) consecutive business days or such condition shall occur in any seven (7) business days during any thirty (30) day period, or in the case of circumstances or conditions beyond or outside of Landlord's direct control for seven (7) consecutive business days or such condition shall occur in any ten (10) business days during any thirty (30) day period, Tenant shall have the right to abate the portion of Fixed Rent which corresponds to the portion of the Premises rendered untenantable. Notwithstanding the foregoing, any such abatement of Fixed Rent shall be limited to twenty percent (20%) of the Monthly Fixed Rent in any month, such monthly twenty percent (20%) of Fixed Rent abatement to continue until Tenant has been fully reimbursed by such partial abatement for its abatement due for each day that the Premises was rendered fully or partially untenantable beyond the applicable period of four (4), seven (7) or ten (10) days until the full amount of such abatement due Tenant has been recovered by Tenant through such monthly partial abatement or by other payment to Tenant by Landlord.

         Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

                                   ARTICLE VI
                               TENANT'S COVENANTS

6.1      TENANT'S COVENANTS DURING THE TERM

         Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

         6.1.1 Tenant's Payments - To pay when due (a) all Fixed Rent and additional rent, (b) all taxes which may be imposed on Tenant's personal property in the Premises (including, without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, (c) all charges by public utility for telephone and other utility services (including service inspections therefor) rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge, and (d) as additional rent, all charges of Landlord for services rendered pursuant to Section 5.1.2 hereof;

         6.1.2    Repairs and Yielding Up - Except as otherwise provided in
                  Article VII and Section 5.1.3, to keep the Premises in good order, repair and condition, reasonable wear only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises and all changes and additions therein in such order, repair and condition, first removing all goods and effects of Tenant and any items, the removal of which is required by agreement or specified therein to be removed at Tenant's election and which Tenant elects to remove, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat; any property not so removed and required by the terms hereof to be removed, shall be deemed abandoned and may be removed and disposed of by Landlord, in such manner as Landlord shall determine, and Tenant shall pay Landlord the entire cost and expense incurred by it by effecting such removal and disposition and in making any incidental repairs and replacements to the Premises for use and occupancy during the period after the expiration of the term; it being agreed that the acceptance of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenant-like and usable condition, considering the nature of the Premises and the use reasonably made thereof, or in less than good and tenant-like repair;

         6.1.3 Occupancy and Use - To use and occupy the Premises only for the Permitted Uses; and not to injure or deface the Premises, Building or Lot; and not to permit in the Premises any auction sale, nuisance, or the emission from the Premises of any objectionable noise or odor; nor any use thereof which is improper, offensive, contrary to law or ordinances, or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building;

         6.1.4 Rules and Regulations - To comply with the Rules and Regulations set forth in Exhibit E and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given at least thirty (30) days prior written notice, for the care and use of the Building and Lot and their facilities and approaches, it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations, provided that Landlord shall uniformly enforce such Rules and Regulations;

         6.1.5 Safety Appliances - To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses;

         6.1.6 Assignment and Subletting - Not without prior written consent of Landlord, which shall not be unreasonably withheld or delayed, to assign this Lease, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law, to reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as waiver in any subsequent instance. If Tenant requests Landlord's consent to assign this Lease or sublet more than 50% of the Premises, Landlord shall have the option, exercisable by written notice to Tenant given within 30 days after receipt of such request, to terminate this Lease as to the portion of the Premises for which such request was made, as of a date specified in such notice which shall be not less than 45, or more than 60 days after the date of such notice; and any rental received by Tenant from sub-tenant must be remitted to Landlord. Anything contained in the foregoing provisions of this section to the contrary notwithstanding, neither Tenant nor any other person having interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession use, occupancy or utilization of any part of the Premises;

         6.1.7 Indemnity - To defend, save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees): (i) arising from the omission, fault, willful act, negligence or other misconduct of Tenant or from any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord, or
                  (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease;

                  Likewise, Landlord shall defend, save harmless, and indemnify Tenant from any liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees): (i) arising from the omission, fault, willful act, negligence or other misconduct of Landlord, or (ii) resulting from the failure of Landlord to perform and discharge its covenants and obligations under this Lease;

         6.1.8 Tenant's Liability Insurance - To maintain public liability insurance in the Premises in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1 and from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes and to furnish Landlord with the certificates thereof;

         6.1.9 Tenant's Workmen's Compensation Insurance - To keep all Tenant's employees working in the Premises covered by workmen's compensation insurance in statutory amounts and to furnish Landlord with certificates thereof;

         6.1.10 Landlord's Right of Entry - To permit Landlord and Landlord's agents entry after reasonable prior notice, which may be given by phone, except in an emergency when no notice shall be required; to examine the Premises at reasonable times and, if Landlord shall so elect, to make repairs or replacements; to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the six months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times all without unreasonable interference with Tenant's use of the Premises;

         6.1.11 Loading - Not to place a load upon the Premises exceeding an average rate of 80 pounds per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such a manner and at such times as Landlord shall in each instance approve; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to eliminate such vibration or noise;

         6.1.12 Landlord's Costs - In case Landlord shall, without any fault on its part, be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant, to pay, as additional rent, all costs including, without implied limitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation and as additional rent, also to pay all such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease;

                  Similarly, in case Tenant shall, without any fault on its part, be made party to any litigation commenced by or against Landlord or by or against any parties in possession of the Premises or any part thereof claiming under Landlord, to pay all costs including, without implied limitation, reasonable counsel fees incurred by or imposed upon Tenant in connection with such litigation, also to pay all such costs and fees incurred by Tenant in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease;

         6.1.13 Tenant's Property - All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, except for Landlord's negligence or willful act of omission, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord unless the same was caused by Landlord's negligence;

         6.1.14 Labor or Materialmen's Liens - To pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors; not to cause any liens for labor or material performed or furnished in connection therewith to attach to the Premises; and immediately to discharge or provide a bond reasonably satisfactory to Landlord and Landlord's mortgagee for, any such liens which may so attach and to vigorously pursue their discharge and removal;

         6.1.15 Changes or Additions - Not to make any material changes or additions to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed; and

         6.1.16 Holdover - To pay to Landlord 175% the total of the Fixed and additional rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof; the provisions of this subsection shall not operate as a waiver by Landlord of any right of re-entry provided in this Lease; at the option of the Landlord exercised by a written notice given to Tenant while such holding over continues for ninety (90) days or longer, such holding over shall constitute an extension of this Lease for a period of six months at 150% the Fixed and additional rent.

         6.1.17 Hazardous Materials - Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials onto or in the vicinity of the Premises. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Premises any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Notwithstanding the foregoing, Tenant may use such materials as are normally used in an office building for cleaning, copy machines and the like, provided the same are used in compliance with all applicable legal requirements. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. c.21C, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, as amended, M.G.L. c.21E, any applicable local ordinance or bylaw, and the regulations adopted under these acts, as amended (collectively, the "Hazardous Waste Laws"). If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. If Tenant receives from any federal, state or local governmental agency any notice of violation or alleged violation of any Hazardous Waste Law, or if Tenant is obligated to give any notice under any Hazardous Waste Law, Tenant agrees to forward to Landlord a copy of any such notice within three (3) days of Tenant's receipt or transmittal thereof. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge of belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. Landlord retains the right to inspect the Premises at all reasonable times, upon reasonable notice to Tenant, to ensure compliance with this paragraph. The within covenants shall survive the expiration or earlier termination of the lease term.

                                   ARTICLE VII
                               CASUALTY AND TAKING

7.1      CASUALTY AND TAKING

         In case during the Term all or any substantial part of the Premises, the Building, or Lot or any one or more of them, are damaged materially by fire or any other cause or by action of public or other authority in consequence thereof such that in Landlord's estimate it will take 120 days or longer to restore the Premises, Building or Lot to its prior condition, or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at either Tenant's or Landlord's election, which may be made as to Landlord, notwithstanding Landlord's entire interest may have been divested, by notice given to Tenant within 30 days after the occurrence of the event giving rise to the election to terminate, or if by Tenant within 30 days of notice by Landlord that such restoration will require 120 days or longer to complete, or notice by Landlord of such taking. Either such notice shall specify the effective date of termination which shall be not less than 30, nor more than 60, days after the date of notice of such termination. In the event that such substantial and material casualty occurs within the last 180 days of the Term and Tenant has not exercised its extension option, then if a substantial portion of the Premises is rendered untenantable for the normal conduct of Tenant's business for a period of greater than 60 days, then Tenant shall have the right to terminate this Lease by notice to Landlord, such notice to be given and exercised as set forth in the previous sentence. If in any such case the Premises are rendered unfit for use and occupation or untenantable for the normal conduct of Tenant's business, and the Lease is not so terminated, Landlord shall use due diligence to put the Premises, or, in case of taking, what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required or permitted to remove) into proper condition for use and occupation to the extent permitted by the net award of insurance or damages in at least as good a condition as at the commencement of the Term giving due consideration to wear and tear, and a just proportion of the Fixed Rent and Additional Rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Fixed Rent and Additional Rent shall be abated for the remainder of the Term and an appropriate adjustment shall be made to the Annual Estimated Operating Expenses.

7.2      RESERVATION OF AWARD

         Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building or Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by Tenant or anybody claiming under Tenant, at its own expense, or
(ii) relocation expenses recoverable by Tenant from such authority in a separate action.

                                  ARTICLE VIII
                               RIGHTS OF MORTGAGEE

8.1      PRIORITY OF LEASE

         Prior to the date hereof, Landlord shall cause to be obtained non-disturbance and attornment agreements, in customary form, from all existing mortgage holders. Landlord shall have the option to subordinate this Lease to any mortgagee or deed of trust of the Lot or Building, or both ("the mortgaged premises"), provided that the holder thereof enters into an agreement with Tenant by the terms of which the holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the mortgaged premises at any foreclosure sale. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary. Unless Landlord exercises such option, this Lease shall be superior to and shall not be subordinated to any mortgage or other voluntary lien or other encumbrance on the mortgaged premises.

8.2      LIMITATION ON MORTGAGEE'S LIABILITY

         Upon entry and taking possession of the mortgaged premises for any purpose other than foreclosure, the holder of a mortgage shall have all rights of Landlord, and during the period of such possession, the duty to perform all Landlord's obligations hereunder. Except during such period of possession, no such holder shall be liable, either as mortgagee or as holder of a collateral assignment of this Lease, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the mortgaged premises for the purpose of foreclosing a mortgage. Upon entry for the purpose of foreclosing a mortgage, such holder shall be liable to perform all of the obligations of Landlord, subject to the provisions of Section 8.3 provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under the provisions of
Section 10.5 to the owner of the equity of the mortgaged premises.

8.3      NO PREPAYMENT OR MODIFICATION, ETC.

         No Fixed Rent, additional rent, or any other charge shall be paid more than 30 days prior to the due dates thereof, and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee, and Tenant shall be liable for the amount of such payments to such mortgagee. No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord's mortgagees of record, if any.

8.4      NO RELEASE OR TERMINATION

         No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of

Landlord's act or failure to act to Landlord's mortgagees of which Landlord has given Tenant notice, together with the address therefor, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights, and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 8.4 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist. The current mortgagee is Teachers Insurance and Annuity Association, Attention: Mortgage Department, 730 Third Avenue, New York, New York 10017.

8.5      CONTINUING OFFER

         The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article VIII) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee, and such mortgagee shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article VIII.

8.6      SUBMITTAL OF FINANCIAL STATEMENT

         At any time and from time to time during the term of this Lease, within 15 days after request therefor by Landlord, no more often than annually Tenant shall supply to Landlord and/or any Mortgagee a current financial statement or such other financial information as may be reasonably required by any such party.

                                   ARTICLE IX
                                     DEFAULT

9.1      EVENTS OF DEFAULT

         If any default by Tenant continues after notice, in case of Fixed Rent or additional rent for more than ten days, or in any other case for more than 30 days and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in 30 days; or if Tenant or Guarantor makes any assignment for the benefit of creditors, or files a petition under any bankruptcy or insolvency law; or if such a petition is filed against Tenant or any Guarantor and is not dismissed within 90 days; or if a receiver or similar officer becomes entitled to Tenant's leasehold hereunder and it is not returned to Tenant within 90 days, or if such leasehold is taken on execution or other process of law in any action against Tenant then, and in any such cases, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and without further notice and with process of law enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant at the Premises and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid, this Lease shall terminate, but Tenant shall remain liable as hereinafter provided. Tenant hereby waives all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant's effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects after written notice to Tenant, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

9.2      TENANT'S OBLIGATIONS AFTER TERMINATION

         In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term. In calculating the rent reserved, there shall be included, in addition to the Fixed Rent and all additional rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant, Tenant shall be credited with any amount paid to Landlord as compensation as provided in the first sentence of this Section 9.2 and also with the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without implied limitation, all repossession costs, brokerage commissions, fees for legal services and expense of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may, at Landlord's option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same, and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

         Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1     TITLES

         The titles of the Articles are for convenience and are not to be considered in construing this Lease.

10.2     NOTICE OF LEASE

         Both parties shall execute and deliver, after the Term begins, a short form of this Lease in a form appropriate for recording or registration, and upon request of either party if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

10.3     RELOCATION

         Intentionally Omitted.

10.4     NOTICES FROM ONE PARTY TO THE OTHER

         No notice, approval, consent requested or election required or permitted to be given or made pursuant to this Lease shall be effective unless the same is in writing. Communications shall be addressed, if to Landlord, at Landlord's Address, or at such other address as may have been specified by prior notice to Tenant and, if to Tenant, at Tenant's Address or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly served if mailed by registered or certified mail, return receipt requested and shall be deemed to have been given two (2) business days after it has been so mailed.

10.5     BIND AND INURE

         The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership. Neither the Landlord named herein nor any successive owner of the Premises whether an individual, trust, a corporation or otherwise shall have any personal liability beyond their equity interest in the Premises.

10.6     NO SURRENDER

         The delivery of keys to any employees of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

10.7     NO WAIVER, ETC.

         The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Fixed Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.8     NO ACCORD AND SATISFACTION

         No acceptance by Landlord of a lesser sum than the Fixed Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.9     CUMULATIVE REMEDIES

         The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.10    PARTIAL INVALIDITY

         If any term of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

10.11    LANDLORD'S RIGHT TO CURE

         If Tenant shall at any time default in the performance of any obligation under this Lease, which default continues after giving of any required notice and the expiration of any applicable grace period, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of the prime rate as determined by a major Boston bank selected by Landlord, plus 3% (i.e., prime plus 3%) per annum, and all necessary incidental costs and expenses in connection with the performance of any such acts by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord within thirty (30) days of demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

         Similarly, if Landlord shall at any time default in the performance of any material obligation under this Lease, which default continues after giving of any required notice and the expiration of any applicable grace period, Tenant shall have the right, after 30 days notice to Landlord and Landlord's mortgagee, but shall not be obligated, to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Tenant is made in this Lease with respect to such material default. In performing such obligation, Tenant may make any payment of money or perform any other act. All reasonable sums so paid by Tenant (together with interest at the rate of the prime rate as determined by a major Boston bank selected by Tenant, plus 3% (i.e., prime plus 3%) per annum, and all necessary incidental costs and expenses in connection with the performance of any such acts by Tenant shall be payable to Tenant within thirty (30) days of demand. Tenant may exercise the foregoing rights without waiving any other of its rights or releasing Landlord from any of its obligations under this Lease.

10.12    ESTOPPEL CERTIFICATE

         Tenant agrees on the Commencement Date, and from time to time as reasonably necessary thereafter, upon not less than 15 days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing in the form attached hereto as Exhibit G, certifying that this Lease is unmodified and in full force and effect; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and additional rent and to perform its other covenants under this Lease; that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Fixed Rent, additional rent and other charges have been paid. Any such statements delivered pursuant to this Section
10.12 may be relied upon by any prospective purchaser or mortgage of premises which include the Premises or any prospective assignee of any such mortgagee.

10.13    WAIVER OF SUBROGATION

         Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon, shall if the other party so requests and it can be so written without additional premium or with any additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

10.14    BROKERAGE

         Tenant and Landlord represent and warrant that either has dealt with no broker in connection with this transaction other than Palladins, Inc., Austin Smith of Whittier Partners, and Chris Tosti of Leggat McCall/Grubb & Ellis and agrees to defend, indemnify and save Landlord harmless from and against any and all claims for a commission arising out of this Lease made by anyone other than Palladins, Inc., Austin Smith of Whittier Partners, and Chris Tosti of Leggat McCall/Grubb & Ellis. Landlord shall pay the commission of said brokers.

                                   ARTICLE XI
                                SECURITY DEPOSIT

                             Intentionally Omitted.



         EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.



TENANT:                                    LANDLORD:

ASPECT MEDICAL SYSTEMS, INC.               NATICK EXECUTIVE PARK TRUST NO. 2


/s/ Patrick J. Connoy                       /s/ John A. Cataldo
----------------------------                --------------------------------
                                            as Trustee, and not individually

                                   EXHIBIT "D"
                               LANDLORD'S SERVICES


I.       CLEANING

         A.       General

                  1. All cleaning work will be performed between 8:00 AM and midnight, Monday through Friday, unless otherwise necessary for stripping, waxing, etc., but shall not unreasonably interfere with Tenant's use of the Premises.

                  2. Abnormal waste removal (e.g., computer installation paper, bulk packaging, wood or cardboard crates, refuse from cafeteria operation, etc.) shall be Tenant's responsibility.

         B.       Daily Operations (5 times per week)

                  1.       Tenant Areas

                           a. Empty and clean all waste receptacles. Wash receptacles as necessary.

                           b.       Vacuum all rugs and carpeted areas.

                           c.       Empty, damp-wipe and dry all ashtrays.

                  2.       Lavatories

                           a.       Sweep and wash floors with disinfectant.

                           b.       Wash both sides of toilet seats with
                                    disinfectant.

                           c.       Wash all mirrors, basins, bowls, urinals.

                           d.       Spot-clean toilet partitions.

                           e. Empty and disinfect sanitary napkin disposal receptacles.

                           f. Refill toilet tissue, towel, soap and sanitary napkin dispensers.

                  3.       Public Areas

                           a. Wipe down entrance doors and clean glass (interior and exterior).

                           b. Vacuum elevator carpets and wipe down doors and walls.

         C.       Operations as Needed (but not less than every other day)

                  1.       Tenant and Public Areas

                           a. Buff all resilient floor areas every other day.

                           b.       Clean water coolers.

         D.       Weekly Operations

                  1.       Tenant Areas, Lavatories, Public Areas

                           a. Hand dust and wipe clean all horizontal surfaces with treated cloths to include furniture, office equipment, windowsills, door ledges, chair rails, baseboards, convector tops, etc. within normal reach.

                           b. Remove finger marks from private entrance doors, light switches, and doorways.

                           c.       Sweep all stairways.

         E.       Monthly Operations

                  1.       Tenant and Public Areas

                           a. Thoroughly vacuum seat cushions on chairs, sofas, etc.

                           b.       Vacuum and dust grillwork.

                  2.       Lavatories

                           a.       Wash down interior walls and toilet
                                    partitions.

         F. As Required and Weather Permitting (but not less than three times per year)

                  1.       Entire Building

                           a.       Clean inside of all windows.

                           b.       Clean outside of all windows.

         G.       Yearly

                  1.       Tenant and Public Areas

                           a.       Strip and wax all resilient tile floor
                                    areas.

II.      HEATING, VENTILATING AND AIR CONDITIONING

         1. Heating, ventilation and air conditioning as required to provide reasonably comfortable temperatures for normal business day occupancy (except holidays), Monday through Friday, from 8:00 AM to 6:00 PM and Saturday from 8:00 AM to 1:00 PM.

         2. Maintenance on any additional or special air conditioning equipment and the associated operating cost will be at Tenant's expense.

III.     WATER

         1. Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

IV.      ELEVATORS (If building is elevated)

         1. Elevators for the use of all tenants and the general public for access to and from all floors of the Building, programming of elevators (including, but not limited to, service elevators), shall be as Landlord from time to time reasonably determines best for the Building as a whole, but in any event, shall include two (2) elevators (subject to necessary repair or replacement) with a capacity of at least 2,500 pounds at 125 feet per minute.

V.       RELAMPING OF LIGHT FIXTURES

         1. Tenant will reimburse Landlord for relamping, ballasts and starters within the Premises, all of which shall be in good operable condition on the Term Commencement Date, after the first year of the Term.

VI.      CAFETERIA, VENDING AND PLUMBING INSTALLATIONS

         1. Any space to be used primarily for lunchroom or cafeteria operation shall be Tenant's responsibility to keep clean and sanitary. Cafeteria, vending machines or refreshment service installations by Tenant must be approved by Landlord in writing. All maintenance, repairs and additional cleaning necessitated by such installations shall be at Tenant's expense.

         2. Tenant is responsible for the maintenance and repair of plumbing fixtures and related equipment installed in the leased premises for its exclusive use (such as in coffee room, cafeteria or employee exercise area).

VII.     ELECTRICITY

         1. Tenant shall pay for all electricity consumed in Tenant's space. If not metered separately, Landlord shall reasonably estimate the cost of such electrical usage for Tenant's lights and plugs, and Tenant shall reimburse Landlord for such costs on a monthly basis. If Tenant's use of electrical energy in Tenant's Space is disproportionate to other tenants' use of electrical energy, Tenant shall also pay for all excess electricity consumed in Tenant's space as estimated by Landlord. If Tenant is billed in any manner for tenant electricity other than as Estimated Cost of Tenant Electrical Service to Tenant's space (included in Fixed Rent) as set forth in Paragraph 1.1 hereof, the Fixed Rent shall be adjusted by deducting the portion thereof representing the cost of electrical service to Tenant's Space.

                  Tenant's use of electrical energy in Tenant's space shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving Tenant's space. To ensure that such capacity is not exceeded and to avert possible adverse effects upon the Building's electrical system, Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operates on a voltage in excess of 120 or 208 volts nominal or make any alteration or addition to the electric system of the Tenant's space. Unless Landlord shall reasonably object to the connection of any such fixtures, appliances or equipment, all additional risers or other equipment required therefore shall be provided by Landlord and the cost thereto shall be paid by Tenant upon Landlord's demand.

                                   EXHIBIT "E"
                              RULES AND REGULATIONS

1. The entrance, lobbies, passages, corridors, elevators and stairways shall not be encumbered or obstructed by Tenant, Tenant's agents, servants, employees, licensees, and visitors be used by them for any purpose other than for ingress and egress to and from the Premises. The moving in or out of all safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may reasonably determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

2. No curtains, blinds, shades, screens, or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any window or door of the Premises without the prior written consent of the Landlord. Interior signs on doors shall be painted or affixed for Tenant by Landlord or by sign painters first approved by Landlord, at the expense of Tenant, and shall be of a size, color and style acceptable to Landlord.

3. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of Landlord. Tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, shops, booths, stands, offices and toilet rooms, either furnished to or otherwise procured by Tenant; and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

4. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

5. Tenant may request heating and/or air conditioning during other periods in addition to normal working hours by submitting their request in writing to the Building Manager's office no later than 2:00 PM the preceding workday (Monday through Friday) on forms available from the Building Manager. The request shall clearly state the start and stop hours of the "off-hour" service. Tenant shall submit to the Building Manager a list of personnel who are authorized to make such requests. Charges are to be determined by the Building Manager on the additional hours of operations and shall be fair and reasonable and reflect the additional operating costs involved, provided however, that Tenant shall not be charged to the extent another tenant makes the same request prior to Tenant. Currently such charge is $25.00 per hour for the whole Building and $12.50 per hour for one-half of the Building and shall not be changed without prior written notice to Tenant.

6. Tenant shall comply with all security measures from time to time reasonably established by Landlord for the Building.

7. Should Tenant's organization have a non-smoking policy presently in effect for their visitors and/or employees or institute such a policy during the term of this Lease and should such policy not prohibit smoking altogether, then Tenant shall set aside a smoking area within the leased premises, properly ventilated and/or with smoke filtration units, so as not to interfere with any fire protection devices, such as smoke detectors, or the quality of air recirculated in the building's HVAC system.

                                   EXHIBIT "F"
                                    GUARANTY



                             Intentionally Omitted.

                                   EXHIBIT "G"
                              ESTOPPEL CERTIFICATE



         THIS CERTIFICATE is made to
with respect to a Lease between
as Landlord and the undersigned, covering a building located in               ,
such lease being dated                   , as amended by (list all amendments):

         The undersigned has been advised that
as Trustee as aforesaid (the "Bank"), is about to enter into a transaction whereby the Bank is making a loan secured by the aforesaid real estate and the Lease to the undersigned, and under which the Bank may acquire an ownership interest in such real estate. In connection with this transaction, the entire interest of the Landlord under the Lease to the undersigned will be assigned to the Bank. The undersigned acknowledges that the Bank is and will be relying upon the truth, accuracy and completeness of this letter in proceeding with the transaction described above.

         The undersigned, for the benefit of the bank, their successors and assigns, hereby certifies, represents, warrants, agrees and acknowledges that:

         1. The Lease is in full force and effect in accordance with its terms without modification or amendment except as noted above and the undersigned is the holder of the Tenant's interest under the Lease.

         2. The undersigned is in possession of all of the Premises described in the Lease under and pursuant to the Lease and is doing business thereon; and the premises are completed as required by the Lease.

         3. The undersigned has no claims or offsets with respect to any of its obligations as Tenant under the Lease, and neither the undersigned nor the Landlord is claimed to be in default under the Lease.

         4. The undersigned has not paid any rental or installments thereof more than thirty (30) days in advance of the due date as set forth in the Lease.

         5. Except as otherwise specified in paragraph 9 below, the undersigned has no notice of prior assignment, hypothecation or pledge of rents of the Lease or the Landlord's interest thereunder or of the Tenant's interest thereunder.

         6. The term of the Lease has commenced and is presently scheduled to
expire on     . If there are any rights of extension or renewal under the terms of the Lease, the same have not, as of the date of this letter, been exercised unless specified in paragraph 9 below.

         7. The current Monthly Fixed Rent payment is $__________; Monthly Fixed Rent has been paid through ______________________; Tenant's pro rata share of Operating Cost Escalation is _________%.

         8. Until such time as the Bank shall become the Landlord, if the undersigned should assert a claim that the Landlord has failed to perform an obligation to the undersigned under the terms of the Lease or otherwise, notice thereof shall promptly be furnished to the Bank at the following address:
Teachers Insurance and Annuity Association of America, 730 Third Avenue, New York, New York 10017, or at such other address as Landlord may direct by notice to Tenant; and the undersigned agrees that the undersigned will not exercise any rights which the undersigned might otherwise have on account of any such failure until notice thereof has been given to the Bank, and the Bank has had the same opportunity to cure any such failure as the Landlord may have under the terms of the Lease.

         9. Each of the statements set forth in Paragraphs 1 through 8 are true, accurate and complete except as follows (state specifically any exception):




DATED:

ATTEST:




By:                                       By:
  -------------------------------            -------------------------------

                                   EXHIBIT "H"
                             TENANT EXTENSION OPTION


         Provided that Tenant is not then in default after the giving of any required notice and beyond any applicable cure period under this Lease, Tenant at its option, by written notice provided to Landlord not less than five months prior to the Expiration Date, may elect to extend the term of this Lease for one additional three year term. Unless Tenant withdraws its exercise of this extension option as provided in the following paragraph the exercise of such extension option shall automatically extend the term of this Lease without the necessity of additional documentation, and the term "Expiration Date" shall thenceforth mean the final date of the Lease so extended. At the request of either Landlord or Tenant, however, any such extension shall be memorialized by execution of an amendment which confirms and memorializes such extension. The Fixed Rent payable by Tenant during such extended term shall be at a rate equal to the greater of: (i) 90% of the "Fair Market Rental Value" of the Premises at the time of extension; or (ii) an annual amount equal to $14.85 per square foot, plus a charge for tenant electricity currently estimated at $0.75 per square foot. Within 10 days after said extension notice from Tenant, Landlord shall, after discussion with Tenant, determine the Fair Market Rental Value for the Extension Period by written notice to Tenant. The "Fair Market Rental Value" of the Premises shall mean the fair market rental value of comparable first-class office space in Natick and Framingham, Massachusetts. Ninety percent (90%) of the Fair Market Rental Value so determined by Landlord shall be the Fixed Rent for the extended term, unless Tenant notifies Landlord, within 15 days of Tenant's receipt of Landlord's proposed Fair Market Rental Value, that Landlord's proposed 90% Fair Market Rental Value is not satisfactory to Tenant (such notice being referred to as "Tenant's Rejection Notice").

         In the event that Tenant provides a Tenant Rejection Notice, if the Fair Market Rental Value is not otherwise agreed upon by Landlord and Tenant within 15 days after Landlord's receipt of such Tenant Rejection Notice, then Tenant shall be deemed to have withdrawn its exercise of this Extension Option, in which case Tenant's rights under this Extension Option shall terminate, unless Tenant shall give notice to Landlord within 10 days after said 15 day period that Tenant desires to determine the Fair Market Rental Value of the Premises by the following arbitration procedure. In such event, each party shall designate one arbitrator, and the two arbitrators shall designate a third, and the Fair Market Rental Value of the Premises shall be the average of the two closest values determined by three arbitrators (unless the highest and lowest values determined are equidistant from the middle value, in which case the Fair Market Rental Value shall be equal to the middle value). The Fixed Rent for the extension term shall be the greater of: (i) 90% of the Fair Market Rental Value so determined, or (ii) an annual amount equal to $14.85 per square foot plus a charge for tenant electricity currently estimated at $0.75 per square foot. Such determination shall, if at all possible, be made within 30 days after Landlord's receipt of Tenant's notification that it desires the Fair Rental Value to be determined by arbitration. Tenant and Landlord shall each pay the fees of any arbitrator appointed by it and shall share equally the fees of the third arbitrator.

                                   EXHIBIT "I"
                              RIGHT OF FIRST OFFER
                           ADJACENT SECOND FLOOR SPACE


         Provided that Tenant is not then in default of this Lease after the giving of any required notice and beyond any applicable cure period and, if within the last eight (8) months of the Term, have exercised its Extension Option as set forth in Exhibit "H" hereof, at the time such Right of First Offer is exercised, Tenant shall be granted a right of first offer to expand into and lease the adjacent first floor space of 6,599 square feet, the current lease for which is scheduled to terminate on April 30, 1997.

         Landlord will give Tenant notice of the expected date on which said adjacent space will become available promptly after it becomes aware of the same and, in any event, within 14 days of Landlord's notification of its expected availability or within 60 days of the scheduled termination date. Rent for such space shall be fair market value of such space, but not less than Tenant's then existing rent. Landlord shall state its estimation of the fair market value and supporting data in its notification to Tenant. Upon receipt of Landlord's notice of the availability of space and offer to rent it at Landlord's stated fair market rental value, Tenant shall have seven business days to either: (i) accept Landlord's proposed rental terms; or (ii) alternately, within seven business days of receipt of Landlord's notice and offer, to propose an alternate rent for the adjacent space; or (iii) reject Landlord's offer without counter-proposing an alternate rent. Landlord shall have seven business days after receipt of Tenant's counter-proposal of Fixed Rent, if any, to accept or reject Tenant's counter-proposal. In the event of either (i) or (ii) if either Landlord or Tenant accepts the others proposed Fixed Rent, then Landlord shall present Tenant with a lease amendment in reasonable form reflecting such agreement, within ten days of either such acceptance, and Tenant shall have 30 days in which to execute such lease amendment. In such event, failure to execute such lease amendment by Tenant shall result in extinguishment of this right of first offer, and thereafter Landlord shall be free to lease the adjacent space on whatever terms and conditions it desires to any tenant it chooses. In the event of (iii) or failure by Tenant to respond within seven business days, this Right of First Offer shall be extinguished and Landlord shall thereafter be free to lease such space on whatever terms and conditions to whomever it chooses.

         In the event that Tenant makes a Fixed Rent counter-proposal for said expansion space as set forth in (ii) above, and Landlord rejects such Tenant rent counter-proposal, then Landlord shall be free to rent such adjacent space to any other party at a rent which is greater than Tenant's counter-proposed Fixed Rent (giving due regard to the value of any tenant improvements to be provided by Landlord, rental concessions or other consideration). However, in the event of an offer by a prospective tenant to lease any said adjacent second floor space at a Fixed Rent equal

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
to or less than that of Tenant's counter-proposal Fixed Rent (giving due regard to the value of any tenant improvements to be provided by Landlord, rental concessions or other consideration), then Landlord shall give Tenant notice of such a prospective tenant, and Tenant shall have a right of first refusal to lease such adjacent second floor space on identical terms and conditions to that offered such alternate tenant, such right to be exercised by notice given to Landlord within seven days of receipt by Tenant of Landlord's notice of another prospective tenant at such equal or lesser Fixed Rent, and to execute a lease amendment for such adjacent space on such terms and conditions and in reasonable form, within 30 days of acceptance by Tenant of said alternate terms and conditions. Failure by Tenant to execute said lease amendment shall result in an extinguishment of all tenant's rights under this right of first offer, and Landlord shall thereafter be free to lease space as it pleases on whatever terms and conditions to any tenant it chooses.

         Any such expansion space will be leased in "as is" condition at the date the prospective tenant would have occupied, or one week after such space is vacated by the prior tenant at Tenant's election.

         The Lease Amendment for such space shall be on the same terms as are set forth herein except: (1) the term shall expire on the Term Expiration Date of this extended Lease; (2) the Fixed Rent for the Expansion Space shall be as set forth above; (3) there shall be no additional Tenant Improvements to the Expanded Premises provided by Landlord; and (4) there shall be no partial rental abatement for the expanded Premises, provided however, that Tenant shall be given credit for the value of any tenant improvements to be provided by Landlord, rental concessions or other consideration which Landlord was to have provided to such other prospective tenant.

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT


         This Subordination, Non-Disturbance and Attornment Agreement ("Agreement") executed between Teachers Insurance and Annuity Association of America, a New York corporation ("Mortgagee") and Aspect Medical Systems, Inc. ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, Natick Executive Park Trust No. 2 ("Landlord") and Tenant have entered into a certain lease dated August, 1994, ("Lease") at Building Two, Natick Executive Park, Natick, Massachusetts ("Premises"), said Premises being more particularly described in said Lease and being situated on a portion of the real property described in Exhibit "A" attached hereto and made a part hereof; and

         WHEREAS, Mortgagee has made a mortgage loan to Landlord in the original principal amount secured by a Mortgage dated _________________ ("Mortgage") covering the Premises, which Mortgage is recorded in official Records Book __, Page ___, of the Middlesex South District Registry of Deeds, Massachusetts.

         NOW THEREFORE, it is mutually agreed as follows:

         1. The Lease is and shall be subject and subordinate to the Mortgage and to all renewals, modifications, consolidations, replacements and extensions of the Mortgage.

         2. In the event of a foreclosure of the Mortgage or should Mortgagee obtain title by deed in lieu thereof, or otherwise, Mortgagee, for itself, its successors or assigns, agrees that Tenant may continue its occupancy of the Premises in accordance with the terms and provisions of the Lease, so long as Tenant continues to pay rent and otherwise to perform its obligations thereunder after the giving of any required notice and the expiration of any applicable grace period. Mortgagee agrees not to name Tenant as a party defendant in any foreclosure action.

         3. Tenant agrees to attorn to: (a) Mortgagee when in possession of the Premises; (b) a receiver appointed in an action or proceeding to foreclose the Mortgage or otherwise; or (c) to any party acquiring title to the Premises as a result of foreclosure of the Mortgage or deed in lieu thereof. Tenant further covenants and agrees to execute and deliver, upon request of Mortgagee, or its assigns, an appropriate agreement of attornment with any subsequent title holder of the Premises.

         4. So long as the Mortgage on the Premises remains outstanding and unsatisfied, Tenant will deliver to Mortgagee a copy of all notices permitted or required to be given to Landlord by Tenant pursuant to which the Tenant proposes to abate or reduce the rental payable under the Lease or to terminate or cancel the Lease, and that no such notices to Landlord shall be effective, unless a copy of such notice is also delivered to Mortgagee. At any time before the rights of Landlord shall have been forfeited or adversely affected because of any default or failure of performance under the Lease as therein provided, Mortgagee shall have the right (but not the obligation) to cure such default or failure of performance within thirty (30) days from Mortgagee's receipt of such written notice from Tenant stating the nature of such default or failure of performance.

         5. Tenant certifies that the Lease has been duly executed by Tenant, that no rent under the Lease has been paid more than thirty (30) days in advance of its due date; and the Tenant, as of this date, has no charge, lien or claim offset under the Lease, or otherwise, against the rents or other charges due or be become due thereunder.

         6. If Mortgagee shall succeed to the interest of Landlord under the Lease, Mortgagee shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after Mortgagee's succession to the interest of Landlord under the Lease, have the same remedies against Mortgagee for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Mortgagee had not succeeded to the interest of Landlord; provided further, however, that Mortgagee shall not be:

         (a) liable for any warranty, act or omission of any prior landlord, or obligation arising prior to the date of acquisition;

         (b) subject to any offsets or defense which Tenant might have against any prior landlord (including Landlord), except those which arose out of such Landlord's default under the Lease and which continue after Tenant has notified Mortgagee and given Mortgagee an opportunity to cure as provided herein; and

         (c) bound by any rent or additional rent which Tenant might have paid more than thirty (30) days in advance to any prior landlord (including Landlord); or

         (d) bound by any amendment or modification of the Lease or any collateral agreement made without Mortgagee's consent.

         7. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date indicated below their respective signatures.



Signed, sealed and delivered in the        MORTGAGEE;
presence of:                               TEACHERS INSURANCE AND ANNUITY
                                           ASSOCIATION OF AMERICA
                                           A New York Corporation

                                           By:
---------------------------------             --------------------------------
                                           Its:
                                              --------------------------------
                                           Date:
                                                ------------------------------

Signed, sealed and delivered in the        TENANT:
presence of:                               ASPECT MEDICAL SYSTEMS, INC.

/s/                                        By: /s/ Patrick J. Connoy
  -------------------------------            ---------------------------------
                                           Its: President/CEO
                                             ---------------------------------
                                           Date: 8/24/94
                                                ------------------------------



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